Exhibit 32.2

Section 906 Certification

In connection with the quarterly report on Form 10-Q of CACI International Inc (the Company) for the three months ended December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned Executive Vice President, Chief Financial Officer and Treasurer of the Company certifies, to the best of his knowledge and belief pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 26, 2023

/s/ Jeffrey D. MacLauchlan
Jeffrey D. MacLauchlan
Executive Vice President, Chief Financial Officer
and Treasurer
(Principal Financial Officer)